Exhibit 99.1

Mallinckrodt plc Reports Strong Results in Second Quarter 2019, Raises Adjusted EPS Guidance for 2019, and Announces Suspension of Specialty Generics Spin-off

•	Net sales of $823.3 million, led by continued strong growth across its hospital portfolio and AMITIZA® (lubiprostone), and continued growth in the Specialty Generics segment

•	Diluted loss per share from continuing operations of $0.01; adjusted diluted earnings per share (EPS) of $2.53

•	Strong operating cash flows of $302.9 million and execution of capital allocation strategy led to reduction of net debt to $5.35 billion, the lowest level since 2015

•	Specialty Generics spin-off plans suspended based on current market conditions; company remains committed to becoming an innovation-driven Specialty Brands business

•	Phase 3 topline results for StrataGraft® regenerative tissue and terlipressin development products expected in next three months

•
Updated full year 2019 guidance ranges; adjusted diluted EPS raised to $8.40 to $8.70; net sales for both Specialty Brands and Specialty Generics revised to reflect recast segment mix and market uncertainty associated with Acthar® Gel

STAINES-UPON-THAMES, United Kingdom - August 6, 2019 - Mallinckrodt plc (NYSE: MNK), a global biopharmaceutical company, today reported results for the three months ended June 28, 2019. Unless otherwise noted, the quarter comparisons are to the recast prior year comparable three months ended June 29, 2018.

Net sales were $823.3 million in the quarter with diluted loss per share from continuing operations of $0.01 compared with income per share of $0.04. Adjusted diluted EPS were $2.53 versus $2.16, an increase of 17.1%.

“We’re pleased to have delivered a strong first half of the year, highlighted by the solid operational performance of all hospital products, AMITIZA, and the Specialty Generics segment, along with good progress on our Acthar Gel data generation efforts,” said Mark Trudeau, President and Chief Executive Officer of Mallinckrodt. “We expect additional new Acthar Gel clinical data sets to continue to emerge this year, including more on rheumatoid arthritis, as well as topline results for the multiple sclerosis registry and lupus clinical trial. Phase 3 topline results for StrataGraft® regenerative tissue and terlipressin development products are anticipated in the next three months as well.

“We are also happy with the strength of our operating cash flows and the continued execution of our capital allocation strategy, allowing us to reduce net debt to its lowest level since 2015. Given the strength of our hospital products and the success of our debt reduction efforts, we are pleased to once again raise guidance for adjusted diluted EPS,” Trudeau continued. “We continue to execute on our transformation into an innovation-driven biopharmaceutical company.”

SPECIALTY GENERICS SEPARATION UPDATE
Mallinckrodt’s long-standing goal remains to be an innovation-driven biopharmaceutical company focused on improving outcomes for underserved patients with severe and critical conditions. However, based on current market conditions and developments, including increasing uncertainties created by the opioid litigation, the company is suspending for now its previously announced plans to spin off the Specialty Generics company. Mallinckrodt continues to actively consider a range of options intended to lead to the ultimate separation of the Specialty Generics business, consistent with its previously stated strategy.

COMPANY FINANCIAL RESULTS
Gross profit was $388.9 million with gross profit as a percentage of net sales of 47.2%, compared with 47.7%. Adjusted gross profit was $603.9 million, compared with $608.1 million, with adjusted gross profit as a percentage of net sales of 73.4%, compared with 73.7%.

Selling, general and administrative (SG&A) expenses were $225.9 million or 27.4% of net sales, as compared to $189.9 million, or 23.0%, driven primarily by separation costs in the quarter and the prior year change in the fair value of contingent consideration. Adjusted SG&A expenses were $208.6 million or 25.3% of net sales, compared with $215.8 million or 26.1%. Adjusted SG&A expenses decreased due to focused efforts on SG&A reduction including benefits from restructuring and acquisition synergies, partially offset by increased legal expenses.

Research and development expenses were $79.6 million or 9.7% of net sales, as compared to $92.6 million or 11.2%, due primarily to the timing of certain developmental milestone payments in the prior year.

Interest expense was $71.5 million as compared to $95.1 million, a reduction of 24.8%, driven by Mallinckrodt's strong operating cash flows, allowing for debt reduction, and the $8.6 million reversal of deferred interest associated with the interest-bearing deferred tax obligations.

Income tax benefit was $24.3 million, for an effective tax rate of 98.0%. The adjusted effective tax rate was 17.6%.

Six-Month Fiscal 2019 Results
Net sales were $1,613.9 million, up 2.1% compared with $1,580.8 million. The increase is primarily attributed to strength in the hospital products and AMITIZA (lubiprostone), and partially offset by Acthar Gel (repository corticotropin injection).

On a GAAP1 basis, net income was $161.7 million, compared with a loss of $2.4 million. Diluted EPS were $1.92 compared with loss per share of $0.03.

Adjusted net income was $377.4 million, compared with $320.1 million. Adjusted diluted EPS were $4.48 compared with $3.77.

BUSINESS SEGMENT RESULTS

Specialty Brands Segment
Net sales for the segment in the second quarter 2019 were $627.8 million.

•
Acthar Gel net sales were $266.4 million, a 9.1% decrease, driven primarily by continued reimbursement challenges impacting new and returning patients, and continued payer scrutiny on overall specialty pharmaceutical spending.

•	INOMAX® (nitric oxide) gas, for inhalation, net sales were $139.7 million, up 6.6% due to continued, consistent demand, and multi-year contract renewals.

•	OFIRMEV® (acetaminophen) injection net sales were $90.5 million, an increase of 5.7%, benefiting from continued strong demand partially offset by typical quarter-to-quarter order variability.

•	Therakos® immunology platform net sales were $60.9 million, an increase of 7.2%, or 9.1% on a constant-currency basis, primarily on growth in the U.S.

•	AMITZA net sales were $52.0 million, up 8.3% due to continued strong utilization in Japan, partially offset by a more competitive landscape in the U.S.

Specialty Generics Segment
The segment reported net sales in the second quarter 2019 of $195.5 million, an increase of 0.9%, or 1.0% on a constant currency basis, driven by continued share recapture in the base business.

LIQUIDITY
Cash provided by operating activities in the quarter was $302.9 million, with free cash flow of $265.1 million. Through the first two quarters of 2019, operating cash flow has been $467.4 million and free cash flow $389.8 million. Significant progress has been made toward Mallinckrodt's debt reduction goals, with net debt at its lowest level since 2015 at $5.350 billion.

Subsequent to the quarter close, the company borrowed an additional $400.0 million on its revolving credit facility, with $95.0 million remaining capacity on this facility. Mallinckrodt has used these borrowings to voluntarily terminate its $200.0 million receivable securitization and has repurchased fixed-rate debt aggregating to a principle of $70.9 million, resulting in a gain on repurchase of $18.0 million. The current cash balance as of today exceeds $450 million.

2019 FINANCIAL GUIDANCE UPDATE
Mallinckrodt is updating guidance for the 2019 fiscal year, including raising adjusted diluted EPS guidance. With respect to net sales for the Specialty Brands segment, the company continues to expect the hospital products will collectively achieve high single-digit net sales growth for the year. Given current significant market uncertainties, the company now believes Acthar Gel net sales for 2019 are unlikely to exceed $1 billion.

The guidance below, unless indicated, is on a total company basis.

Metric (excluding foreign currency impact)	2019 Guidance (update)
Total net sales for Specialty Brands segment	-5% to 1%
Total net sales for Specialty Generics segment	2% to 5%
Net interest expense	$290 million to $320 million
Adjusted effective tax rate	15% to 17%
Adjusted diluted EPS	$8.40 to $8.70

CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call on Tuesday, August 6, 2019, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investors.

•
By telephone: For both listen-only participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. Callers will need to provide the Conference ID of 1778267.

•
Through an audio replay: A replay of the call will be available beginning at 11:30 a.m. Eastern Time on Tuesday, Aug 6, 2019, and ending at 11:59 p.m. Eastern Time on Tuesday, Aug 21, 2019. Dial-in numbers for U.S.-based participants are (855) 859-2056 or (800) 585-8367. Participants outside the U.S. should use the replay dial-in number of (404) 537-3406. All callers will be required to provide the Conference ID of 1778267.

ABOUT MALLINCKRODT
Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, net sales growth on a constant-currency basis, adjusted effective tax rate, net debt and free cash flow, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts prepared in accordance with accounting principles generally accepted in the U.S. (GAAP) and adjusted for certain items that management believes are not reflective of the operational performance of the business. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income. Adjustments to GAAP amounts include, as applicable to each measure, amortization; restructuring and related charges, net; inventory step-up expenses; discontinued operations; changes in fair value of contingent consideration obligations; acquisition-related expenses; losses/gains on repurchase of debt; separation costs; tax effects of aforementioned adjustments, changes in related uncertain tax positions, as well as impacts from certain transactions, such as acquisitions or reorganizations; and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.

The adjusted effective tax rate is calculated as the income tax effects on continuing and discontinued operations plus the income tax impact included in Mallinckrodt’s reconciliation of net income, divided by income from continuing and discontinued operations plus the pre-tax, non-income, tax-related adjustments included in its reconciliation of adjusted net income (excluding dilutive share impact). The income tax adjustment included in the reconciliation of adjusted net income primarily represents the tax impact of adjustments between net income and adjusted net income, changes in related uncertain tax positions, as well as tax impacts from certain transactions, such as acquisitions or reorganizations.

Net sales growth on a constant-currency basis measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Free cash flow for the second quarter represents net cash provided by operating activities $302.9 million less capital expenditures of $37.8 million, each as prepared in accordance with GAAP.

Free cash flow for the year to date represents net cash provided by operating activities $467.4 million less capital expenditures of $77.6 million, each as prepared in accordance with GAAP.

Net debt as of June 28, 2019 represents total debt principal of $5,591.0 million less cash of $241.1 million, each as prepared in accordance with GAAP.

The company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Guidance on the company's 2019 diluted earnings per share and effective tax rate has been provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. Because reconciliation is not available without unreasonable effort, it is not included in this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the company’s website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS
Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses, plans for the Specialty Generics business including the suspension of the previously announced plans to spin off that business, and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt's products; Mallinckrodt's ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt's goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt's ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt's and Mallinckrodt’s licensers’ ability to successfully develop or commercialize new products; Mallinckrodt's and Mallinckrodt’s licensers’ ability to protect intellectual property rights; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt's reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt's ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt's ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; and cybersecurity and data leakage risks; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; and any future actions taken with respect to the Specialty Generics business.

These and other factors are identified and described in more detail in the "Risk Factors" section of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended December 28, 2018. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Daniel J. Speciale, CPA
Vice President, Investor Relations and IRO
314-654-3638
daniel.speciale@mnk.com

Media
Daniel Yunger
Kekst CNC
212-521-4879
mallinckrodt@kekstcnc.com

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2019 08/19.

1 Generally accepted accounting principles in the United States

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	June 28, 2019	Percent of Net sales	June 29, 2018	Percent of Net sales
Net sales	$823.3	100.0%	$825.5	100.0%
Cost of sales	434.4	52.8	431.5	52.3
Gross profit	388.9	47.2	394.0	47.7
Selling, general and administrative expenses	225.9	27.4	189.9	23.0
Research and development expenses	79.6	9.7	92.6	11.2
Restructuring charges, net	(0.2)	—	58.8	7.1
Non-restructuring impairment charge	113.5	13.8	—	—
Operating (loss) income	(29.9)	(3.6)	52.7	6.4
Interest expense	(71.5)	(8.7)	(95.1)	(11.5)
Interest income	2.2	0.3	1.4	0.2
Other income (expense), net	74.4	9.0	(0.2)	—
Loss from continuing operations before income taxes	(24.8)	(3.0)	(41.2)	(5.0)
Income tax benefit	(24.3)	(3.0)	(44.4)	(5.4)
(Loss) income from continuing operations	(0.5)	(0.1)	3.2	0.4
Income from discontinued operations, net of income taxes	7.3	0.9	12.4	1.5
Net income	$6.8	0.8%	$15.6	1.9%

Basic earnings per share:
(Loss) income from continuing operations	$(0.01)		$0.04
Income from discontinued operations	0.09		0.15
Net income	$0.08		$0.19

Basic weighted-average shares outstanding	83.8		83.2

Diluted earnings per share:
(Loss) income from continuing operations	$(0.01)		$0.04
Income from discontinued operations	0.09		0.15
Net income	$0.08		$0.19

Diluted weighted-average shares outstanding	83.8		83.5

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Three Months Ended
	June 28, 2019				June 29, 2018
	Gross profit	SG&A	Net income	Diluted net income per share (1)	Gross profit	SG&A	Net income	Diluted net income per share
GAAP	$388.9	$225.9	$6.8	$0.08	$394.0	$189.9	$15.6	$0.19
Adjustments:
Intangible asset amortization	215.0	(1.6)	216.6	2.58	182.6	(1.7)	184.3	2.21
Non-restructuring impairment charge (2)	—	—	113.5	1.35	—	—	—	—
Restructuring and related charges, net	—	—	(0.2)	—	—	—	58.8	0.70
Inventory step-up expense	—	—	—	—	31.5	—	31.5	0.38
Income from discontinued operations	—	—	(7.3)	(0.09)	—	—	(12.4)	(0.15)
Change in contingent consideration fair value	—	3.2	(3.2)	(0.04)	—	27.5	(27.5)	(0.33)
Acquisition-related expenses	—	—	—	—	—	0.1	(0.1)	—
Gain on repurchase of debt	—	—	(65.0)	(0.77)	—	—	—	—
Write off of unamortized debt discount and fees	—	—	2.7	0.03	—	—	—	—
Separation costs	—	(18.9)	18.9	0.22	—	—	—	—
Legal entity and intercompany financing reorganization	—	—	3.0	0.04	—	—	—	—
Income taxes (3)	—	—	(72.8)	(0.87)	—	—	(70.0)	(0.84)
As adjusted	$603.9	$208.6	$213.0	$2.53	$608.1	$215.8	$180.2	$2.16

Percent of net sales	73.4%	25.3%	25.9%		73.7%	26.1%	21.8%

(1)
In periods where the Company reports a net loss from continuing operations, potential ordinary shares outstanding are excluded from the calculation of diluted earnings per share, prepared in accordance with GAAP, as they would be anti-dilutive. These potentially dilutive shares are included in the calculation of adjusted diluted earnings per share when dilutive. As a result, the adjusted diluted earnings per share utilized a weighted average share count of 84.1 shares for the three months ended June 28, 2019.

(2)	Represents in-process research and development ("IPR&D") intangible asset impairment of $113.5 million related to stannsoporfin.

(3)
Includes tax effects of above adjustments (unless otherwise separately stated), changes in related uncertain tax positions, as well as certain installment sale transactions and other intercompany transactions.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	June 28, 2019	June 29, 2018	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$627.8	$631.7	(0.6)%	(0.3)%	(0.3)%
Specialty Generics (1)	195.5	193.8	0.9	(0.1)	1.0
Net sales	$823.3	$825.5	(0.3)%	(0.2)%	(0.1)%

(1)	Includes net sales from an ongoing, post-divestiture supply agreement with the acquirer of the contrast media and delivery systems ("CMDS") business.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	June 28, 2019	June 29, 2018	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$266.4	$293.2	(9.1)%	—%	(9.1)%
Inomax	139.7	131.0	6.6	(0.1)	6.7
Ofirmev	90.5	85.6	5.7	—	5.7
Therakos	60.9	56.8	7.2	(1.9)	9.1
Amitiza	52.0	48.0	8.3	—	8.3
BioVectra	13.9	11.3	23.0	(4.6)	27.6
Other	4.4	5.8	(24.1)	(1.9)	(22.2)
Specialty Brands Total	$627.8	$631.7	(0.6)%	(0.3)%	(0.3)%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$18.1	$16.9	7.1%	—%	7.1%
Oxycodone (API) and oxycodone-containing tablets(1)	19.6	13.1	49.6	—	49.6
Acetaminophen (API) (1)	48.4	51.7	(6.4)	—	(6.4)
Other controlled substances (1)	98.6	99.5	(0.9)	(0.2)	(0.7)
Other (1)	10.8	12.6	(14.3)	—	(14.3)
Specialty Generics Total	$195.5	$193.8	0.9%	(0.1)%	1.0%

(1)	Prior period amounts have been reclassified to conform to current period presentation.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Six Months Ended
	June 28, 2019	Percent of Net sales	June 29, 2018	Percent of Net sales
Net sales	$1,613.9	100.0%	$1,580.8	100.0%
Cost of sales	889.9	55.1	839.3	53.1
Gross profit	724.0	44.9	741.5	46.9
Selling, general and administrative expenses	456.1	28.3	401.1	25.4
Research and development expenses	164.9	10.2	174.6	11.0
Restructuring charges, net	4.0	0.2	87.0	5.5
Non-restructuring impairment charge	113.5	7.0	—	—
Operating (loss) income	(14.5)	(0.9)	78.8	5.0
Interest expense	(154.2)	(9.6)	(186.5)	(11.8)
Interest income	3.7	0.2	4.6	0.3
Other income, net	90.7	5.6	4.4	0.3
Loss from continuing operations before income taxes	(74.3)	(4.6)	(98.7)	(6.2)
Income tax benefit	(229.0)	(14.2)	(81.0)	(5.1)
Income (loss) from continuing operations	154.7	9.6	(17.7)	(1.1)
Income from discontinued operations, net of income taxes	7.0	0.4	15.3	1.0
Net income (loss)	$161.7	10.0%	$(2.4)	(0.2)%

Basic earnings per share:
Income (loss) from continuing operations	$1.85		$(0.21)
Income from discontinued operations	0.08		0.18
Net income (loss)	$1.93		$(0.03)

Basic weighted-average shares outstanding	83.7		84.7

Diluted earnings per share:
Income (loss) from continuing operations	$1.84		$(0.21)
Income from discontinued operations	0.08		0.18
Net income (loss)	$1.92		$(0.03)

Diluted weighted-average shares outstanding	84.3		84.7

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Six Months Ended
	June 28, 2019				June 29, 2018
	Gross profit	SG&A	Net income	Diluted net income per share	Gross profit	SG&A	Net (loss) income	Diluted net (loss) income per share (3)
GAAP	$724.0	$456.1	$161.7	$1.92	$741.5	$401.1	$(2.4)	$(0.03)
Adjustments:
Intangible asset amortization	436.2	(3.2)	439.4	5.21	358.9	(3.4)	362.3	4.27
Non-restructuring impairment charge (1)	—	—	113.5	1.35	—	—	—	—
Restructuring and related charges, net	—	—	4.0	0.05	—	—	87.0	1.02
Inventory step-up expense	10.0	—	10.0	0.12	48.5	—	48.5	0.57
Income from discontinued operations	—	—	(7.0)	(0.08)	—	—	(15.3)	(0.18)
Change in contingent consideration fair value	—	(2.3)	2.3	0.03	—	29.1	(29.1)	(0.34)
Acquisition-related expenses	—	—	—	—	—	(3.1)	3.1	0.04
Gain on repurchase of debt	—	—	(79.9)	(0.95)	—	—	(6.5)	(0.08)
Write off of unamortized debt discount and fees	—	—	8.6	0.10	—	—	—	—
Separation costs	—	(30.6)	30.6	0.36	—	—	—	—
Legal entity and intercompany financing reorganization	—	—	(189.8)	(2.25)	—	—	—	—
Income taxes (2)	—	—	(116.0)	(1.38)	—	—	(127.5)	(1.50)
As adjusted	$1,170.2	$420.0	$377.4	$4.48	$1,148.9	$423.7	$320.1	$3.77

Percent of net sales	72.5%	26.0%	23.4%		72.7%	26.8%	20.2%

(1)	Represents IPR&D intangible asset impairment of $113.5 million related to stannsoporfin.

(2)
Includes tax effects of above adjustments (unless otherwise separately stated), changes in related uncertain tax positions, as well as certain installment sale transactions and other intercompany transactions.

(3)
In periods where the Company reports a net loss from continuing operations, potential ordinary shares outstanding are excluded from the calculation of diluted earnings per share, prepared in accordance with GAAP, as they would be anti-dilutive. These potentially dilutive shares are included in the calculation of adjusted diluted earnings per share when dilutive. As a result, the adjusted diluted earnings per share utilized a weighted average share count of 84.9 shares for the six months ended June 29, 2018.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Six Months Ended
	June 28, 2019	June 29, 2018	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$1,232.0	$1,204.3	2.3%	(0.3)%	2.6%
Specialty Generics (1)	381.9	376.5	1.4	(0.1)	1.5
Net sales	$1,613.9	$1,580.8	2.1%	(0.3)%	2.4%

(1)	Includes net sales from an ongoing, post-divestiture supply agreement with the acquirer of the CMDS business.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Six Months Ended
	June 28, 2019	June 29, 2018	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$490.3	$537.0	(8.7)%	—%	(8.7)%
Inomax	290.8	270.8	7.4	(0.1)	7.5
Ofirmev	186.1	167.6	11.0	—	11.0
Therakos	122.7	114.2	7.4	(2.0)	9.4
Amitiza	105.0	71.0	47.9	—	47.9
BioVectra	26.3	21.8	20.6	(5.0)	25.6
Other	10.8	21.9	(50.7)	(1.0)	(49.7)
Specialty Brands Total	$1,232.0	$1,204.3	2.3%	(0.3)%	2.6%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$35.5	$30.8	15.3%	—%	15.3%
Oxycodone (API) and oxycodone-containing tablets(1)	36.1	29.7	21.5	—	21.5
Acetaminophen (API) (1)	94.6	101.1	(6.4)	—	(6.4)
Other controlled substances (1)	192.8	188.5	2.3	(0.2)	2.5
Other (1)	22.9	26.4	(13.3)	—	(13.3)
Specialty Generics Total	$381.9	$376.5	1.4%	(0.1)%	1.5%

(1)	Prior period amounts have been reclassified to conform to current period presentation.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	June 28, 2019	December 28, 2018
Assets
Current Assets:
Cash and cash equivalents	$241.1	$348.9
Accounts receivable, net	528.4	623.3
Inventories	337.4	322.3
Prepaid expenses and other current assets	112.5	132.7
Total current assets	1,219.4	1,427.2
Property, plant and equipment, net	994.2	982.0
Intangible assets, net	7,721.1	8,282.8
Other assets	287.0	185.3
Total Assets	$10,221.7	$10,877.3

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$717.9	$22.4
Accounts payable	148.6	147.5
Accrued payroll and payroll-related costs	79.8	124.0
Accrued interest	45.9	77.6
Accrued and other current liabilities	565.3	572.2
Total current liabilities	1,557.5	943.7
Long-term debt	4,823.0	6,069.2
Pension and postretirement benefits	59.5	60.5
Environmental liabilities	60.5	59.7
Deferred income taxes	53.4	324.3
Other income tax liabilities	262.5	228.0
Other liabilities	330.1	304.6
Total Liabilities	7,146.5	7,990.0
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	18.7	18.5
Ordinary shares held in treasury at cost	(1,617.4)	(1,617.4)
Additional paid-in capital	5,551.5	5,528.2
Retained Deficit	(857.5)	(1,017.7)
Accumulated other comprehensive loss	(20.1)	(24.3)
Total Shareholders' Equity	3,075.2	2,887.3
Total Liabilities and Shareholders' Equity	$10,221.7	$10,877.3

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Six Months Ended
	June 28, 2019	June 29, 2018
Cash Flows From Operating Activities:
Net income (loss)	$161.7	$(2.4)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	488.6	397.1
Share-based compensation	22.8	16.4
Deferred income taxes	(271.2)	(101.0)
Non-restructuring impairment charge	113.5	—
Other non-cash items	(76.0)	(19.0)
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	95.5	(21.8)
Inventories	(23.8)	18.4
Accounts payable	7.2	2.1
Income taxes	22.4	7.4
Other	(73.3)	(35.4)
Net cash from operating activities	467.4	261.8
Cash Flows From Investing Activities:
Capital expenditures	(77.6)	(67.1)
Acquisitions, net of cash	—	(699.9)
Proceeds from divestiture, net of cash	—	298.3
Other	8.2	12.4
Net cash from investing activities	(69.4)	(456.3)
Cash Flows From Financing Activities:
Issuance of external debt	200.0	657.2
Repayment of external debt	(685.9)	(1,392.8)
Debt financing costs	—	(12.0)
Proceeds from exercise of share options	0.5	—
Repurchase of shares	(2.5)	(56.8)
Other	(18.5)	(24.9)
Net cash from financing activities	(506.4)	(829.3)
Effect of currency rate changes on cash	0.8	(1.2)
Net change in cash, cash equivalents and restricted cash	(107.6)	(1,025.0)
Cash, cash equivalents and restricted cash at beginning of period	367.5	1,279.1
Cash, cash equivalents and restricted cash at end of period	$259.9	$254.1

Cash and cash equivalents at end of period	$241.1	$235.7
Restricted cash included in other assets at end of period	18.8	18.4
Cash, cash equivalents and restricted cash at end of period	$259.9	$254.1